                                                                 Exhibit 10.16


         DOUBLETWIST CAT DISTRIBUTION AND VALUE-ADDED RESELLER AGREEMENT

     This Agreement dated the 29th day of September, 2000 ("Effective Date") is by and between DoubleTwist, Inc. ("DoubleTwist") having its principal offices at 1999 Harrison Street, Suite 1100, Oakland, CA 94612, and Hitachi, Ltd., including its subsidiaries and affiliates in which 50% or more of the stock is directly or indirectly controlled by Hitachi, Ltd. ("Hitachi") having it principal offices at 6, Kanda-Surugadai 4-Chome, Chiyoda-ku, Tokyo, 101-8010 Japan. Except for those provisions explicitly set out hereinbelow, this Agreement supersedes the DoubleTwist Distribution and Value-Added Reseller Agreement, dated March 24, 2000.

1. PURPOSE. The purpose of this Agreement is to set forth the terms and conditions pursuant to which Hitachi will exclusively integrate and distribute to its customers in the Region the DoubleTwist software and/or database products described on the Product Description (Exhibit A) attached hereto and made a part hereof ("Licensed CAT Product" or "Hitachi/DT Product")

2.   DEFINITIONS.

    (a) All terms defined in the Product Description shall have the meanings therein ascribed to them for purposes of this Agreement.

    (b) "Hitachi Systems" shall be defined as the computer and/or software systems created, marketed, distributed, and/or sold by Hitachi to the market, with which a Licensed CAT Product will be integrated.

    (c) "End Users" shall be defined as current and future Hitachi customers who purchase from Hitachi or a Third Party Distributor a Hitachi/DT Product.

    (d) "Updates" shall be defined as generally available revisions to Hitachi/DT Products released from time to time by DoubleTwist.

    (e) "Initial Distribution" shall be defined as the initial sale of a Hitachi/DT Product to an End User. There will be only one (1) Initial Distribution to each End User.

    (f) "Upgrade" shall be defined as the license of a) a more expensive Licensed Product, or b) a Licensed Product with additional features, by End User following the Initial Distribution.

    (g) "Integration" shall be defined as the programming undertakings to be performed by Hitachi which are required to allow End Users functional access to Licensed Product features and capabilities from within Hitachi Systems and the logically appropriate data sharing between Hitachi/DT Products and Hitachi Systems.

    (h) "Hitachi/DT Product" shall be defined as 1) a Licensed CAT Product, or 2) a Hitachi System integrated with a Licensed CAT Product.

    (i) "Documentation" shall be defined as the user manuals and similar materials customarily supplied by DoubleTwist to end users of the Licensed Product.

    (j) "Region" shall be defined as the following countries: Japan, China, Nepal, Myanmar, Laos, Thailand, Kampuchea (Cambodia), Vietnam, North Korea, South Korea, Malaysia, Philippines, Indonesia, Taiwan, Singapore, Bhutan, Mongolia, New Guinea, Australia and New Zealand.

    (k) "Third Party Distributor" shall be defined as an entity selected by Hitachi which shall be granted, in a writing signed by DoubleTwist and Hitachi containing terms and conditions substantially the same as those



THE SYMBOL "*******" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUETED WITH RESPECT TO THE OMITTED PORTIONS.

         in this Agreement, the right to distribute the Hitachi/DT Product, and DoubleTwist Documentation or Hitachi Documentation, directly to End Users.

3.  GRANT OF RIGHTS.

    (a) Subject to execution of this Agreement on or before September 29, 2000 and payment of the Distribution Fees by Hitachi to DoubleTwist as provided in Exhibit B hereto, DoubleTwist grants to Hitachi a personal, exclusive, non-transferable, royalty-free right to market, sublicense to Third Party Distributors, and distribute, direct to End Users, and install at End User locations in the Region software packages comprising the Hitachi/DT Products, subject to the terms and conditions of this Agreement. Hitachi shall not transfer any Licensed CAT Product other than in the form of a Hitachi/DT Product.

    (b) DoubleTwist grants Hitachi a non-exclusive, non-transferable, royalty-free right (i) to use and make copies of the Documentation for back-up and archival purposes, marketing, distribution, service and support of Hitachi/DT Products and (ii) to furnish such documentation to End Users in connection with Hitachi's distribution of Hitachi/DT Products, and maintenance and support thereof.

    (c) DoubleTwist reserves all other rights to the Licensed CAT Products which are not expressly specified in this Agreement.

4.   DUTIES OF DOUBLETWIST

    (a) Upon execution of this Agreement, DoubleTwist shall transmit to Hitachi ******* copies of the Licensed CAT Product and associated Documentation. The Licensed CAT Product shall be deemed accepted when received by Hitachi ("Acceptance Date").

    (b) DoubleTwist shall, without charge and during DoubleTwist's regular business hours, reply to questions asked by Hitachi regarding the operation and maintenance of the Licensed CAT Product, by telephone, mail and E-mail, necessary for Hitachi's distribution, installation, maintenance, and support of the Hitachi/DT Product.

    (c) DoubleTwist will be responsible for providing to Hitachi and maintaining Updates to the Licensed CAT Product without charge. The frequency of Updates will be determined solely by DoubleTwist.

    (d) DoubleTwist will provide, without charge, back-up support of Licensed CAT Product to Hitachi related to the appropriate use, error correction, and contents of the Licensed CAT Product to the same extent that DoubleTwist provides such support for its Licensed CAT Product generally under its Clustering and Alignment Tool Product Maintenance and Support Plan for July 2000.

5.   DUTIES OF HITACHI

    (a) Hitachi will be responsible for Integration of Licensed CAT Products with Hitachi Systems to product Hitachi/DT Products and for all costs and customer support related to or as a result of such Integration.

    (b) Integration of the Licensed CAT Product will include development by Hitachi of programs that allow for proper operation of the Licensed CAT Product within Hitachi Systems.

    (c) Hitachi will be responsible for installation and on-going support of Hitachi/DT Product for End Users. Hitachi shall be solely responsible for maintenance of Hitachi/DT Product.

    (d) Hitachi will be responsible for notifying DoubleTwist in writing of orders it receives for Hitachi/DT Product, per Section 7(a).

    (e) Hitachi will use best efforts to market the Hitachi/DT Product.

    (f) Hitachi will provide to DoubleTwist, and update in a timely manner, a listing of Hitachi/DT Productcustomers including the contact name, organization name, address, phone number, and type of Hitachi System. DoubleTwist's use of Hitachi customer information will be strictly limited to DoubleTwist's marketing and support activities. Such information shall constitute "Confidential Information" for purposes of
        Section 8, hereinbelow.

    (g) During the Term of this Agreement and, in the event of any breach or termination of this Agreement by Hitachi for ******* after such breach or termination, Hitachi agrees not to *******, directly or indirectly 1) any product capable of clustering or aligning *******, or 2) any database of sequence clusters that contains *******.

6.   LICENSE TERMS

    (a) Hitachi agrees that the use of the Hitachi/DT Product by End Users will be subject to the terms and conditions of the applicable DoubleTwist Software License Agreement.

    (b) Hitachi agrees to pay DoubleTwist the Distribution Fees set forth in the Distribution Fee Schedule of Exhibit B, attached hereto and made a part hereof.

    (c) In addition to the above, DoubleTwist will charge standard fees for shipping and handling the Licensed CAT Product as set forth in the Pricing Schedule.

    (d) DoubleTwist shall, after the first anniversary of the Effective
        Date, have the right, at its sole discretion, to increase the license fees for the Licensed CAT Product. DoubleTwist shall notify Hitachi within thirty (30) days of any such change, and Hitachi shall have and additional sixty (60) days from such notification to institute such price change within Region.

    (e) Hitachi shall, in addition to the other amounts payable under this Agreement, pay all sales and other taxes, federal, state, or otherwise, however designated, which are levied or imposed by reason of the transactions contemplated by this Agreement, except taxes related to the income of or the employees of DoubleTwist.

    (f) Hitachi agrees to notify End Users of the requirement to license third party coding systems or other components ("Third Party Software") for use in the Hitachi/DT Product. Notwithstanding any other provision of this Agreement, DoubleTwist shall have no liability and makes no warranty with regard to any such Third Party Software, and shall have no responsibility to procure or otherwise make available to End User such Third Party Software.

7.   PAYMENT TERMS AND RECORD KEEPING

     (a) Within thirty (30) days of the end of each calendar quarter, Hitachi will provide DoubleTwist with a report, which contains the following items:

         i. A listing of the number and type of Initial Distributions of Hitachi/DT Product made by Hitachi during the previous calendar quarter;

         ii. A listing of the number of Upgrade and Renewal sales made by Hitachi during the previous calendar quarter; and

         iii. The number of returns or rejections, if any, of the Hitachi/DT Product that occurred during the previous calendar quarter.

         Included with the report will be payment to DoubleTwist by Hitachi for amounts currently due, adjusted for returns and rejections. For purposes of illustration, Hitachi shall submit a report to DoubleTwist along with payment no later than July 31, 2000 for Initial Distributions, Upgrades sales and Renewal sales made by Hitachi in the second quarter, 2000.

    (b) The report described in Section 7 (a) shall be certified as correct by an officer of Hitachi. Hitachi shall keep accurate and correct records of Initial Distributions, Upgrade sales and Renewal sales in a form as is appropriate to determining the amount due DoubleTwist under this Agreement. Copies of these records shall be retained by Hitachi ("Hitachi Records") for at least three (3) years following a given quarter and shall be made available at Hitachi's principal office during normal business hours for inspection once each calendar year by DoubleTwist or its authorized representative, for the sole purpose of verifying reports and payments made under this Agreement. DoubleTwist shall notify Hitachi in writing more than sixty (60) days prior to the date of such inspection.

    (c) In the event that it is determined that Hitachi has inadvertently underreported in excess of five percent (5%) of the amounts due DoubleTwist over a twelve (12) month period, then in addition to the amount due DoubleTwist by Hitachi from such under-reporting, Hitachi shall also reimburse DoubleTwist the reasonable cost of such inspection of Hitachi's records. Following such underreporting, DoubleTwist shall have the right to inspect Hitachi Records once every six (6) months during the term of the Agreement, and in the event a subsequent underreporting in excess of five percent (5%) is discovered, Hitachi shall reimburse DoubleTwist the reasonable cost of each such inspection.

8.   CONFIDENTIALITY

    (a) For the purposes of this Agreement, "Confidential Information" means that information disclosed by each party to the other party, that is related to, but is not limited to, the terms and conditions of this Agreement, the existence of the discussions between the parties, trade secrets of each party, any nonpublic information relating to each party's product plans, designs, ideas, concepts, costs, prices, finances, marketing plans, business opportunities, personnel, research, development or know-how and any other nonpublic technical or business information of each party. Confidential Information does not, however, include information that: (a) is now or subsequently becomes generally available to the public through no fault or breach on the part of the receiving party; (b) the receiving party can demonstrate to have had rightfully in its possession without an obligation of confidentiality prior to disclosure hereunder; (c) is independently developed by the receiving party without the use of any Confidential Information of the disclosing party as evidenced by written documentation; or (d) the receiving party rightfully obtains from a third party who has the right to transfer or disclose it and who provides it without a confidentiality obligation.

    (b) The Confidential Information is provided for the purposes of facilitating the distribution of DoubleTwist's bioinformatics products or projects (the "Business Purpose"). The receiving party will not disclose, publish or disseminate Confidential Information to anyone other than those of its employees who need to know for the Business Purpose, and the receiving party will take reasonable precautions to prevent any unauthorized use, disclosure, publication or dissemination of Confidential Information. The receiving party accepts Confidential Information for the Business Purpose and in connection with the business discussions regarding the Business Purpose hereunder. The receiving party will not use Confidential Information other than for the Business Purpose for its own or any third party's benefit without the prior written approval of an authorized representative of the disclosing party in each instance. If the receiving party receives notice that it may be required or ordered by any judicial or governmental entity to disclose Confidential Information of the disclosing party, it will take all necessary steps to give the disclosing party sufficient prior notice in order to contest such requirement or order.

9.   INDEMNIFICATION.

     (a) DoubleTwist represents and warrants to Hitachi that the Licensed CAT Product was developed or licensed by DoubleTwist and, *******.

     (b) DoubleTwist shall indemnify, defend and hold harmless Hitachi from all costs, damages or expenses (including attorney's fees) which may be finally assessed in any action resulting from a claim that *******;

         provided that (1) Hitachi shall give DoubleTwist prompt written notice of any such action, claim or threat of suit (2) DoubleTwist shall take over, settle or defend such action, claim or suit through counsel of DoubleTwist's choice and under DoubleTwist's sole direction, and 3) Hitachi shall cooperate fully with DoubleTwist in connection with such action, claim or suit.

     (c) Hitachi shall indemnify, defend and hold harmless DoubleTwist from all costs, damages or expenses (including attorney's fees) which may be finally assessed in any action resulting from a claim that any statement made by Hitachi in advertising, licensing or promoting the Hitachi/DT Product is false or misleading or for any material breach by Hitachi of its obligations hereunder, provided that (1) DoubleTwist shall give Hitachi prompt written notice of any such action, claim or threat of suit; (2) Hitachi shall take over, settle or defend such action, claim or suit through counsel of Hitachi's choice and under Hitachi's sole direction and at Hitachi's expense; and (3) DoubleTwist shall cooperate fully with Hitachi in connection with such action.

     (d) The foregoing provisions shall not apply to ******* not expressly authorized in writing by DoubleTwist herein.

     (e) Except for ******* covered by part Section 9 (a) and (b), Hitachi shall indemnify and hold DoubleTwist harmless against any liability, or any litigation cost or expense (including attorney's fees), arising out of third party claims against DoubleTwist as a result of Hitachi's use or distribution of the Hitachi/DT Product or Documentation.

10.   WARRANTY

     (a) DoubleTwist represents and warrants that the computer programs, databases and/or other reports included in the Licensed CAT Product will, for one (1) year from the Acceptance Date, conform to their then-current Documentation.

     (b) If defects in the Licensed CAT Product are discovered by Hitachi, DoubleTwist agrees *******. After correction of the such defects, Hitachi will inspect such Licensed CAT Product as provided in Paragraph 4 (a) of this Agreement.

     (c) EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

11.   LIMITATION OF LIABILITY.

     (a) DoubleTwist's sole liability to Hitachi for any claims, notwithstanding the form of such claims (e.g., contract, negligence or otherwise), arising out of errors or omissions in the Licensed CAT Product shall be to furnish the correct information as soon as reasonably practicable.

     (b) DoubleTwist's sole liability for claims, notwithstanding the form of such claims (e.g., contract, negligence or otherwise), arising out of unavailability of support or the unusability of the Licensed CAT Product shall be to use reasonable efforts to correct the Licensed CAT Product as soon as reasonably practicable.

     (c) DoubleTwist shall not be liable or deemed to be in default for any delay or failure to perform under this Agreement resulting directly or indirectly from any cause beyond DoubleTwist's reasonable control such as acts of Gods, act of any governmental authority, riot, revolution, fires or war.

     (d) EXCEPT ANY CAUSE COVERED BY PARAGRAPH 9, IN NO EVENT WILL DoubleTwist BE RESPONSIBLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION LOSS OF BUSINESS INFORMATION, OR ANY OTHER

         PECUNIARY LOSS) ARISING OUT OF THE SALE, USE OR INABILITY TO USE THE LICENSED CAT PRODUCT, EVEN IF DoubleTwist HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12. TERM. Except as otherwise provided herein, this Agreement shall be effective as of September 29, 2000 ("Effective Date") and shall terminate on September 30, 2001 (the "Term"). The Term of this Agreement shall be automatically extended for consecutive one (1) year periods unless a party's written notice of intent to terminate is received by the other party no later than Sixty (60) days before the end of the then-current Term. Upon any termination of this Agreement, Hitachi shall not have, and shall not contact or represent to any entity in any manner that it does have, the right to provide any information, data, software, or any other subject matter related to Licensed Product or any other product or service of DoubleTwist.

13.   TERMINATION.

     (a) Notwithstanding anything to the contrary contained herein, either party may terminate this Agreement (1) upon any material breach by the other of its obligations under this Agreement, or (2) if the other party shall commit an act of bankruptcy or become insolvent, by sending such party written notice of termination which shall state the nature of the breach. Such notice shall be effective thirty (30) days following the date thereof, unless such breach shall have been remedied during such thirty-day period.

     (b) In addition, DoubleTwist may terminate this Agreement, and any license granted to an End User for whom the Distribution Fee has not been paid if Hitachi fails to pay DoubleTwist any Distribution Fees or taxes due hereunder.

     (c) The foregoing rights and remedies shall be cumulative and in addition to all other rights and remedies available to each party in law and in equity.

     (d) All licenses with End Users which are entered into due to Hitachi's distribution of the Hitachi/DT Product will continue in accordance with the terms and applicable period as provided in the applicable DoubleTwist Software License Agreement.

     (e) Notwithstanding anything to the contrary contained herein, the rights and obligations set forth in Paragraphs 5(g), 8,9 and 11 shall survive termination of this Agreement.

14.  MISCELLANEOUS TERMS.

     (a) Each party represents to the other that this Agreement has been exhausted and delivered by an authorized representative of such signing party.

     (b) The headings and captions to this Agreement are for reference only and are not to be construed in any way as terms hereof.

     (c) Unless otherwise stated, all notices required under this Agreement shall be in writing and served by Certified mail or Registered mail, return receipt requested, with a copy by first class mail or by personal services and shall be deemed to have been duly given when sent if mailed to the addressee or when received if hand delivered at the address designated below or such subsequent address as may be designated in writing by the respective party:

                  if  to DoubleTwist:

                  DoubleTwist, Inc.
                  1999 Harrison Street, Suite 1100
                  Oakland, CA 94612
                  Attn: Legal Counsel
                  if to Hitachi:

                  [Contract]
                  Software & Alliance Business Center, Procurement Division Hitachi Ltd.,
                  6, Kanda-Surugadai 4-Chome, Chiyoda-ku, Tokyo, 101-8010 Japan
                  Attn: Senior Manager, Software & Alliance Business Center

                  [Delivery]
                  Bioinformatic, Life Science Grp.
                  Hitachi, Ltd.
                  1-3-1 Minamidai,
                  Kawagoe-shi, Saitama, 350-1165 Japan
                  Attn: Manager, Bioinformatics

                  [Technical]
                  Bio Informatic. Life Science Gr.
                  Hitachi, ltd.
                  1-3-1 Minamidai,
                  Kawagoe-shi, Saitama, 350-1165 Japan
                  Attn: Manager, Bioinformatics

     (d) If any of the provisions of this Agreement are invalid, illegal or unenforceable under any applicable statute or rule of law, the validity, legality or enforceability of the remaining provisions shall not be affected or impaired thereby.

     (e) This Agreement shall be interpreted in accordance with the laws of the State of California, USA, as if entered into by California residents, without regard to its conflict of laws rules.

     (f) Except for assignment in conjunction with a change of control, this Agreement shall not be assigned by either party without the written consent of the other party. In event of assignment in conjunction with change of control, this Agreement will bind and insure to benefit of each party's permitted successors and assigns.

     (g) DoubleTwist shall obtain any and all export licenses and/or governmental approvals that may be required to export the Licensed CAT Product to Japan. Hitachi agrees that the Licensed CAT Product may be subject to restrictions under the export control laws and regulations of the United States of America, including but not limited to the U.S. Export Administration Act and the U.S. Export Administration Regulations. Hitachi agrees not to export or re-export, directly or indirectly, the Licensed CAT Product in whole or in part without first obtaining any required license or other approval from the U.S. Department of Commerce or any other agency or department of the United States Government.

     (h) This Agreement is the entire agreement between the parties relating to the subject matter hereof and supersedes all prior understanding, writings, proposals, representations or communications, oral or written, of either party. This Agreement may be amended only by an instrument executed by the authorized representatives of both parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

     DoubleTwist, Inc.                          Hitachi, Ltd.

     By:_____________________                   By:_____________________
     Title:____________________                 Title:____________________
     Date:____________________                  Date:____________________

                                    EXHIBIT A

                       DESCRIPTION OF LICENSED CAT PRODUCT

         Includes the Clustering and Alignment Tools (CAT), version 4.0, including Serial d2, Serial d2_cluster, CRAW and MAP, in object code form only, and current Documentation.

         Following is the Standard List Price for the Licensed CAT Product, based on a one (1) year term:

                                            STANDARD LIST PRICE
                                            -------------------

        Licensed CAT Product                US*******   *

        * Includes one (1) year of maintenance at US$25,000.

                                    EXHIBIT B

                            DISTRIBUTION FEE SCHEDULE

1.Upon execution of this Agreement, Hitachi shall receive: 1) ******* software packages comprising Licensed CAT Product and Documentation for distribution to End Users in the Region, and 2) the right to continue distribution in the Region of any Licensed Product Hitachi may possess by virtue of the DoubleTwist Distribution and Value-Added Reseller Agreement, dated March 24, 2000. A Distribution Fee of ******* shall be due and payable to DoubleTwist within fifteen (15) days of the Effective Date, based on the rates described in paragraph 2.

     2. Based on the Standard List Price of the Licensed CAT Product stated in Exhibit A, licenses to the Licensed CAT Product in Year One shall be discounted by X percent (X%) to Hitachi under the following schedule:

         X = ******* for licenses to Licensed CAT Product *******
         X = ******* for licenses to Licensed CAT Product *******

     For clarity, and by example only, for each Licensed CAT Product license ******* in Year One, ******* shall be counted against the Distribution Fee.

     3. Unless this Agreement is terminated before the end of the Term, all Licensed CAT Product licensed in the Region during the Term shall be attributable to Hitachi, and to the extent Hitachi is asked by DoubleTwist to participate and does participate in any license of a Licensed CAT Product outside of the Region, Hitachi and DoubleTwist shall confer and agree on the portion of the license fee actually received by DoubleTwist that shall be allotted to Hitachi based on such participation.

     4. For each Licensed CAT Product distributed by Hitachi after distribution of the Licensed CAT Product to which it is entitled by payment of the Distribution Fee described in paragraph 1, above, Hitachi shall pay to DoubleTwist a Distribution Fee equal to the then-current Standard List Price minus the discount rate as specified in paragraph 2, above, which amount shall be due and payable to DoubleTwist within thirty (30) days of distribution of Licensed Product to End User.

     5. Additionally, for each Licensed CAT Product distributed to an End User by Hitachi, in the event such End User desires to receive, and Hitachi agrees to perform, maintenance for such Licensed CAT Product for any term beyond one (1) year from the Effective Date of the license between DoubleTwist and End User ("Extended Maintenance"), such Extended Maintenance shall be performed by Hitachi on an annual basis ("Extended Maintenance Period"), and for each such Extended Maintenance Period Hitachi shall pay to DoubleTwist, within thirty (30) days of the first day of any such Extended Maintenance Period Twenty Five Thousand Dollars (US$25,000).

     6. Hitachi America, Ltd. ("HAL") will act as a disbursement agent of Hitachi. Notices and invoices to HAL shall be delivered or addressed to:

         Hitachi America, Ltd.
         Procurement and Technical Service Division
         2000 Sierra Point Parkway
         Brisbane, CA 94005-1835
         Attn:    Purchasing Manager